EXHIBIT 99.1

Great Southern Bancorp, Inc. announces quarterly dividend of $0.40 per common share

SPRINGFIELD, Mo., March 19, 2025 (GLOBE NEWSWIRE) -- The Board of Directors of Great Southern Bancorp, Inc. (NASDAQ:GSBC), the holding company for Great Southern Bank, declared a $0.40 per common share dividend for the first quarter of the calendar year ending December 31, 2025.

The dividend will be payable on April 14, 2025, to stockholders of record on March 31, 2025. This dividend represents the 141st consecutive quarterly dividend paid by the Company to common stockholders.

About Great Southern Bank

With total assets of $6.0 billion, Great Southern offers a broad range of banking services to commercial and consumer customers. Headquartered in Springfield, Missouri, Great Southern operates 89 retail banking centers in Missouri, Iowa, Kansas, Minnesota, Arkansas and Nebraska and commercial lending offices in Atlanta, Charlotte, Chicago, Dallas, Denver, Omaha, and Phoenix. The common stock of Great Southern Bancorp, Inc. is listed on the Nasdaq Global Select Market under the symbol “GSBC.”

CONTACT:

Zack Mukewa,
Investor Relations,
(616) 233-0500
GSBC@lambert.com